Exhibit 99.1
SANGAMO THERAPEUTICS REPORTS RECENT BUSINESS HIGHLIGHTS AND
SECOND QUARTER 2021 FINANCIAL RESULTS

Conference Call and Webcast Scheduled for 4:30 p.m. Eastern Time

Brisbane, California, August 5, 2021 – Sangamo Therapeutics, Inc. (Nasdaq: SGMO), a genomic medicine company, today reported recent business highlights and second quarter 2021 financial results.
“This is an exciting time at Sangamo, as we look forward to multiple clinical catalysts over the next several quarters representing potential near-term value drivers, while we continue to advance our promising preclinical pipeline focused on the emerging areas of CAR-Tregs and transcriptional regulation, representing potential mid-term value drivers,” said Sandy Macrae, Chief Executive Officer of Sangamo.
Recent Business Highlights
•We dosed a fourth patient in our wholly-owned Phase 1/2 STAAR study evaluating ST-920 gene therapy for Fabry disease, completing dosing of the second cohort. Based on initial safety data from patients dosed to date, the Safety Monitoring Committee recommended dose escalating to the third dose as planned under the study protocol. We are currently screening patients for the third dose cohort.
•Biogen selected a fourth neurological disease gene target under our collaboration agreement, and we have begun early research activities on therapies addressing this target.
•We appointed Prathyusha Duraibabu as Chief Financial Officer and Scott Willoughby as General Counsel and Corporate Secretary.
Second Quarter 2021 Financial Results
Consolidated net loss attributable to Sangamo for the second quarter ended June 30, 2021 was $47.2 million or $0.33 per share, compared to a net loss attributable to Sangamo of $35.9 million or $0.26 per share for the same period in 2020.
Revenues
Revenues for the second quarter ended June 30, 2021 were $27.9 million, compared to $21.6 million for the same period in 2020.
The increase of $6.3 million in revenues was primarily due to the recognition of upfront license fees and research revenue of $9.6 million under our collaboration agreement with Novartis and $2.6 million higher revenue related to our collaboration agreement with Biogen. These increases were partially offset by a decrease of $3.8 million in research revenue related to our giroctocogene fitelparvovec and C9ORF72 collaboration agreements with Pfizer, due to completion of our activities under these collaborations, a decrease of $1.1 million in research revenue related to our collaboration agreement with Kite, and a decrease of $0.9 million in research revenue related to our collaboration agreement with Sanofi.

GAAP and Non-GAAP operating expenses

(In millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$60.1	$41.5	$116.6	$83.0
General and administrative	16.5	17.9	32.6	34.0
Total operating expenses	76.6	59.4	149.2	117.0
Stock-based compensation expense	(9.5)	(6.7)	(17.1)	(12.3)
Non-GAAP operating expenses	$67.1	$52.7	$132.1	$104.7

Total operating expenses on a GAAP basis for the second quarter ended June 30, 2021 were $76.6 million compared to $59.4 million for the same period in 2020. Non-GAAP operating expenses, which exclude stock-based compensation expense, for the second quarter ended June 30, 2021 were $67.1 million compared to $52.7 million for the same period in 2020.
The increase in total operating expenses on a GAAP basis was primarily driven by our higher clinical and manufacturing supply expenses along with our increased headcount to support the advancement of our clinical trials and our new collaborations.
Cash, cash equivalents and marketable securities
Cash, cash equivalents and marketable securities as of June 30, 2021 were $578.9 million compared to $692.0 million as of December 31, 2020.
Guidance for 2021 Reiterated (initial guidance provided on February 24, 2021)
On a GAAP basis, we expect total operating expenses, including non-cash stock-based compensation expenses, to be in the range of approximately $285 million to $305 million for the year ended December 31, 2021.
On a non-GAAP basis, we expect total operating expenses, excluding estimated non-cash stock-based compensation expense of approximately $30 million, to be in the range of approximately $255 million to $275 million for the year ended December 31, 2021.
Conference Call
Sangamo will host a conference call today, August 5, 2021, at 4:30 p.m. Eastern Time, which will be open to the public. The call will also be webcast with live Q&A and can be accessed via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations.
The conference call dial-in numbers are (877) 377-7553 for domestic callers and (678) 894-3968 for international callers. The conference ID number for the call is 1971045. Participants may access the live webcast via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations. A conference call replay will be available for one week following the conference call. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 1971045.
About Sangamo Therapeutics
Sangamo Therapeutics is a clinical-stage biopharmaceutical company with a robust genomic medicines pipeline. Using ground-breaking science, including our proprietary zinc finger genome engineering technology and manufacturing expertise, Sangamo aims to create new genomic medicines for patients suffering from diseases for which existing treatment options are inadequate or currently don’t exist. For more information about Sangamo, visit www.sangamo.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding our current expectations. These forward-looking statements include, without limitation, statements relating to our potential value drivers, clinical catalysts and advancement of our pre-clinical pipeline, our 2021 financial guidance related to GAAP and non-GAAP total operating expenses and stock-based compensation and other statements that are not historical fact. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the effects of the evolving COVID-19 pandemic and the impacts of the pandemic on the global business environment, healthcare systems and business and operations of Sangamo and our collaborators, including the initiation and operation of clinical trials; the research and development process, including the enrollment, operation and results of clinical trials and the presentation of clinical data; and our ability to achieve expected future financial performance.
There can be no assurance that we and our collaborators will be able to develop commercially viable products. Actual results may differ materially from those projected in these forward-looking statements due to the risks and uncertainties described above and other risks and uncertainties that exist in the operations and business environments of Sangamo and our collaborators. These risks and uncertainties are described more fully in our Securities and Exchange Commission filings and reports, including in our Annual Report on Form 10-K for the year ended December 31, 2020 as supplemented by our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. Forward-looking statements contained in this announcement are made as of this date, and we undertake no duty to update such information except as required under applicable law.
Non-GAAP Financial Measure
To supplement our financial results and guidance presented in accordance with GAAP, we present non-GAAP total operating expenses, which exclude stock-based compensation expense from GAAP total operating expenses. We believe that this non-GAAP financial measure, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period and to our forward-looking guidance, and to identify operating trends in our business. We have excluded stock-based compensation expense because it is a non-cash expense that may vary significantly from period to period as a result of changes not directly or immediately related to the operational performance for the periods presented. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP financial information, to more fully understand our business.

Contact
Investor Relations & Media Inquiries
Aron Feingold
628.252.7494
afeingold@sangamo.com

-more-

SELECTED CONSOLIDATED FINANCIAL DATA
(unaudited; in thousands, except per share data)

Statement of Operations Data:
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$27,872	$21,553	$54,152	$34,629
Operating expenses:
Research and development	60,086	41,523	116,520	83,002
General and administrative	16,486	17,927	32,634	34,046
Total operating expenses	76,572	59,450	149,154	117,048
Loss from operations	(48,700)	(37,897)	(95,002)	(82,419)
Interest and other income, net	1,550	1,932	2,176	3,480
Loss before taxes	(47,150)	(35,965)	(92,826)	(78,939)
Income tax expense	24	—	287	—
Net loss	(47,174)	(35,965)	(93,113)	(78,939)
Net loss attributable to non-controlling interest	(5)	(36)	(11)	(97)
Net loss to Sangamo Therapeutics, Inc. stockholders	$(47,169)	$(35,929)	$(93,102)	$(78,842)
Basic and diluted net loss per share attributable to Sangamo Therapeutics, Inc. stockholders	$(0.33)	$(0.26)	$(0.65)	$(0.62)
Shares used in computing basic and diluted net loss per share attributable to Sangamo Therapeutics, Inc. stockholders	143,984	138,977	143,550	127,519

Balance Sheet Data:
	June 30, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$578,858	$691,953
Total assets	$835,363	$938,550
Total stockholders’ equity	$445,457	$497,366
###